Consent of Independent Auditors

We consent to the reference to our firm under the captions "Experts" and Selected Financial and Operating Data" and to the use of our report dated February 13, 1996, in the Registration Statement (Form S-4 No. 333-15937) and related prospectus of Monterey Homes Corporation (formerly Homeplex Mortgage Investments Corporation) for the registration of 256,345 shares of common stock.

                                             ERNST & YOUNG LLP


Phoenix, Arizona
October 6, 1997